UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 29, 2021

Federal National Mortgage Association
(Exact name of registrant as specified in its charter)
 Fannie Mae

Federally chartered corporation	0-50231	52-0883107	1100 15th Street, NW			800	232-6643
			Washington,	DC	20005
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)	(Address of principal executive offices, including zip code)			(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§203.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On November 29, 2021, Fannie Mae (formally, the Federal National Mortgage Association) appointed Chryssa C. Halley, age 55, as Executive Vice President and Chief Financial Officer of the company, effective as of that date. Accordingly, effective as of November 29, 2021, David Benson, Fannie Mae’s President, ceased serving as Fannie Mae’s Interim Chief Financial Officer and Ms. Halley ceased serving as Fannie Mae’s Senior Vice President and Controller and as its principal accounting officer.
Prior to becoming the company’s Executive Vice President and Chief Financial Officer, Ms. Halley served as Senior Vice President and Controller of Fannie Mae since May 2017. Ms. Halley previously served as Senior Vice President and Deputy Controller of Fannie Mae from 2013 to May 2017. Prior to that time, Ms. Halley served as Vice President and Assistant Controller for Capital Markets and Operations from 2012 to 2013; Vice President for Tax, Debt and Derivatives and Securities Accounting from 2010 to 2012; and Vice President for Corporate Tax from 2007 to 2010. Ms. Halley joined Fannie Mae in 2006 as Director, Corporate Tax.
In connection with Ms. Halley’s appointment, her total annual target direct compensation will increase in two steps:
•Effective December 5, 2021, her annual target direct compensation will increase to $1,800,000; consisting of base salary of $500,000, fixed deferred salary of $760,000 and at-risk deferred salary of $540,000. This increase in Ms. Halley’s compensation will be prorated for 2021 based on the effective date of the increase.
•Effective November 6, 2022, her annual target direct compensation will increase to $2,200,000; consisting of base salary of $500,000, fixed deferred salary of $1,040,000 and at-risk deferred salary of $660,000. This increase in Ms. Halley’s compensation will be prorated for 2022 based on the effective date of the increase.
On November 29, 2021, Fannie Mae also appointed James L. Holmberg, age 45, as Senior Vice President and Controller of the company, effective as of that date. Mr. Holmberg succeeded Ms. Halley as Fannie Mae’s principal accounting officer, effective November 29, 2021.
Prior to becoming the company’s Senior Vice President and Controller, Mr. Holmberg served as Vice President—Finance Accounting of Fannie Mae since September 2018. Mr. Holmberg previously served as Vice President—Financial Reporting of Fannie Mae from 2013 to September 2018, and as Acting Vice President—Securities Accounting from 2012 to 2013. Prior to that time, Mr. Holmberg served as a Director of Capital Markets Finance from 2011 to 2012. Mr. Holmberg joined Fannie Mae in 2009 as a Director of Financial Reporting.
In connection with Mr. Holmberg’s appointment, his total annual target direct compensation will increase to $850,000; consisting of base salary of $400,000, fixed deferred salary of $195,000 and at-risk deferred salary of $255,000. The increase in Mr. Holmberg’s compensation will be effective December 5, 2021 and will be prorated for 2021 based on the effective date of the increase.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDERAL NATIONAL MORTGAGE ASSOCIATION

By	/s/ Stephen H. McElhennon
Stephen H. McElhennon
Enterprise Deputy General Counsel—Senior Vice President
Date: December 1, 2021